Trycera Financial Announces the Appointment of The Irvine Company Executive Robert Lang to Its Board of Directors.

Newport Beach, CA - June 22, 2006 - Trycera Financial, Inc., a financial services company specializing in customized and turnkey prepaid debit and catalog shopping card programs, announced today that effective June 16, 2006, it added Mr. Robert Lang as an independent member to its board of directors. Mr. Lang brings extensive expertise within investment banking, capital markets and strategic planning, as well as deep experience in complex financial transactions and operational management. Mr. Lang also completed a private investment in the Company as part of its outstanding private placement and was added to both the Trycera Compensation and Audit Committees, joining independent directors Luan Dang and Randy Cherkas on each committee.

Alan Knitowski, Chairman of Trycera Financial, commented, "We are delighted to have added a person with the strong background and talent as possessed by Rob Lang. We welcome him as both an investor and independent director to our board and expect that he will prove invaluable to achieving the next phase of our Company's growth."

Mr. Lang currently serves as the Vice President of Capital Markets for The Irvine Company, a century-old, privately-held company best known for its comprehensive focus on quality of life in the balanced, sustainable communities it has planned and developed on the Irvine Ranch in Orange County, California. Mr. Lang is actively involved in The Irvine Company's capital markets and corporate finance activities, including long term capital structure planning, external growth, investments, research and analytics, public and private debt placement and interest rate hedging.

Prior to joining The Irvine Company in August 2000, Mr. Lang had eight years of investment banking experience as a Vice President at both J.P. Morgan and Bank of America. Mr. Lang holds a Master of Arts degree from Harvard University and Bachelor of Arts degrees in Political Economy and Political Science from the University of California at Berkeley, where he also earned a minor in City and Regional Planning.

About Trycera Financial, Inc.

Trycera Financial is a publicly reporting financial services company specializing in the delivery of prepaid card programs, prepaid card program management and private label catalog shopping cards. As a registered MSP for MasterCard and an ISO for Visa, Trycera Financial partners with companies focused on developing, implementing and marketing customized prepaid card solutions. As an innovative program manager, Trycera has delivered a diverse suite of customized solutions including the Platinum Tel Everyone Prepaid Visa card, US Capital Debit MasterCard card, and the Model Prepaid MasterCard card. In addition to the customized solutions, Trycera Financial has developed three branded products including the Trycera Financial Prepaid MasterCard card, the Finium Prepaid MasterCard card and the Mi Dinero y Mis Suenos Prepaid MasterCard card which are marketed directly by the Company through direct and reseller channels. All MasterCard cards are issued by MetaBank pursuant to license from MasterCard International, Inc, and all Visa cards are issued by MetaBank pursuant to a license from Visa USA, Inc. Separately, the Company operates a catalog shopping card network under the name, Tru Platinum. The Tru Platinum catalog Shopping card offers thousands of products to create a unique catalog shopping experience with a user friendly web interface for fast product ordering and delivery to the consumers' door.

To complement the core prepaid card business, the Company has developed ancillary card services to improve the overall cardholder experience and functionality. These card services are highlighted by Full Credit, a service that allows enrolled cardholders the ability to have non-traditional payment information such as rent, utilities and wireless phone service payments reported to local credit reporting agencies. The Full Credit program is ideal for cardholders seeking report items and build upon a credit profile with credit reporting agencies nationwide.

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To further enhance the consumer experience, the Company also operates a 24/7 call center, isleCORE Systems. isleCORE is located in Honolulu, Hawaii and services a wide range of business and industry, including financial services, wireless telecommunications and the State of Hawaii. For more information of Trycera Financial, visit the company's Web site at www.trycera.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. The Company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include, but are not limited to, the risk factors noted in the Company's filings with the United States Securities and Exchange Commission, such as the changes in federal, state or municipal laws governing the distribution and performance of financial services; a general economic downturn; our startup phase of operations, and our continuing ability to fund our operations; reliance on third-party processors and product suppliers; the inability to locate suitable acquisition targets; and other risks and uncertainties. Should any of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those described in this report as anticipated, estimated or expected.

CONTACT INFORMATION:
Trycera Financial, Inc.
Bryan Kenyon (CFO)
(949) 273-4304
info@trycera.com

or

The Liquid Group
Jason Daggett (Investors/Media)
(714) 264-7975
stockinfo@trycera.com